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Metris Receivables, Inc.                                                    Metris Master Trust                 Monthly Report
Certificateholder's Statement                                                     Series 1997-2                       Jan-1999
Section 5.2
                                                                          Class A             Class B             Class C
 (i)  Certificate Amount                                               455,000,000.00      101,500,000.00       98,000,000.00
(ii)  Certificate Principal Distributed                                          0.00                0.00                0.00
(iii) Certificate Interest Distributed                                   2,151,107.29          501,261.98          539,673.75
(iv) Principal Collections                                              22,031,808.68        4,914,788.09        4,745,312.64
(v)  Finance Charge Collections                                          9,605,692.12        2,142,808.24        2,068,918.31
       Recoveries                                                          136,136.75           30,368.97           29,321.76
       Principal Account Earnings                                                0.00                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00                0.00
         Total Finance Charge Collections                                9,741,828.87        2,173,177.21        2,098,240.07
                    Total Collections                                   31,773,637.55        7,087,965.30        6,843,552.71
(vi) Aggregate Amount of Principal Receivables                                     --                  --                  --
       Invested Amount (End of Month)                                  455,000,000.00      101,500,000.00       98,000,000.00
       Floating Allocation Percentage                                      11.6174011%          2.5915741%          2.5022095%
       Fixed/Floating Allocation Percentage                                       N/A                 N/A                 N/A
       Invested Amount (Beginning of Month)                            455,000,000.00      101,500,000.00       98,000,000.00
       Average Daily Invested Amount                                               --                  --                  --
(vii)  Receivable Delinquencies (As a % of Total Receivables)                                          --                  --
       Current                                                                     --                  --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                  --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                  --                  --
       90 Days and Over (60+ Days Contractually Delinquent)                        --                  --                  --
                    Total Receivables                                              --                  --                  --
(viii) Aggregate Investor Default Amount                                           --                  --                  --
         As a % of Average Daily Invested Amount                                                       --                  --
             (Annualized based on 365 days/year)                                   --                  --                  --
(ix)  Charge-Offs                                                                0.00                0.00                0.00
 (x)  Servicing Fee                                                                --                  --                  --
(xi)  Pool Factor                                                           1.0000000           1.0000000           1.0000000
(xii) Unreimbursed Reallocated Principal Collections                             0.00                0.00                0.00
(xiii) Excess Funding Account Balance                                              --                  --                  --
         Pre-Funding Account Balance                                               --                  --                  --
(xiv) Class C Reserve Amount                                                       --                  --                  --
         Class C Reserve Account Balance                                           --                  --                  --
         Class C Trigger Event Occurrence                                          --                  --                  --
(xv) Number of New Accounts Added to the Trust                                     --                  --                  --
(xvi) Average Net Portfolio Yield                                                  --                  --                  --
(xvii) Minimum Base Rate                                                           --                  --                  --
(xviii) Principal Funding Account Balance                                          --                  --                  --
(xix) Accumulation Shortfall                                                       --                  --                  --
(xx)  Scheduled Commencement date of the Accumulation Period                       --                  --                  --
        Accumulation Period Length                                                 --                  --                  --
(xxi) Required Reserve Account Amount                                              --                  --                  --
        Available Reserve Account Amount                                           --                  --                  --
        Covered Amount                                                             --                  --                  --




                                                                           Class D              Total
 (i)  Certificate Amount                                                45,500,000.00      700,000,000.00
(ii)  Certificate Principal Distributed                                            --                0.00
(iii) Certificate Interest Distributed                                             --        3,192,043.02
(iv) Principal Collections                                               2,201,879.16       33,893,788.56
(v)  Finance Charge Collections                                            959,975.70       14,777,394.37
       Recoveries                                                           13,613.68          209,441.16
       Principal Account Earnings                                                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00
         Total Finance Charge Collections                                  973,589.38       14,986,835.53
                    Total Collections                                    3,175,468.54       48,880,624.09
(vi) Aggregate Amount of Principal Receivables                                     --    3,916,538,628.10
       Invested Amount (End of Month)                                   45,500,000.00      700,000,000.00
       Floating Allocation Percentage                                       1.1617401%         17.8729247%
       Fixed/Floating Allocation Percentage                                       N/A           0.0000000%
       Invested Amount (Beginning of Month)                             45,500,000.00      700,000,000.00
       Average Daily Invested Amount                                               --      699,976,906.62
(vii)  Receivable Delinquencies (As a % of Total Receivables)                      --                  --
       Current                                                                  83.40%   3,428,934,292.78
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                8.23%     338,180,860.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               2.72%     112,015,104.14
       90 Days and Over (60+ Days Contractually Delinquent)                      5.65%     232,163,929.28
                    Total Receivables                                          100.00%   4,111,294,186.78
(viii) Aggregate Investor Default Amount                                           --        6,192,308.45
         As a % of Average Daily Invested Amount                                   --                  --
             (Annualized based on 365 days/year)                                   --               10.42%
(ix)  Charge-Offs                                                                  --                0.00
 (x)  Servicing Fee                                                                --        1,189,041.10
(xi)  Pool Factor                                                                                      --
(xii) Unreimbursed Reallocated Principal Collections                             0.00
(xiii) Excess Funding Account Balance                                              --                0.00
         Pre-Funding Account Balance                                               --                0.00
(xiv) Class C Reserve Amount                                                       --                0.00
         Class C Reserve Account Balance                                           --        4,966,651.31
         Class C Trigger Event Occurrence                                          --                  No
(xv) Number of New Accounts Added to the Trust                                     --                   0
(xvi) Average Net Portfolio Yield                                                  --             14.7931%
(xvii) Minimum Base Rate                                                           --              7.3204%
(xviii) Principal Funding Account Balance                                          --                0.00
(xix) Accumulation Shortfall                                                       --                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                       --        October 2001
        Accumulation Period Length                                                 --                 N/A
(xxi) Required Reserve Account Amount                                              --                 N/A
        Available Reserve Account Amount                                           --                 N/A
        Covered Amount                                                             --                 N/A

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